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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
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                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 1996

                         HADRON, INC.
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    (Exact name of the registrant as specified in its charter)


         New York                0-5404            11-2120726
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(state of other juris-        (Commission    (I.R.S. Employer
diction of incorporation)     File Number)   Identification No.)


   4900 Seminary Road, Suite 800  Alexandria, Virginia   22311
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(Address of principal executive officer)          (Zip Code)

Registrant's telephone number,including area code: (703) 824-0400


   9990 Lee Highway, 5th Floor    Fairfax, Virginia      22030
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  (Former name or former address, if changed since last report)
               The Exhibit Index appears on Page 3




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Item 4.   Changes in Registrant's Certifying Accountant

     On July 18, 1996, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") resigned as the Registrant's principal accountant.

     During the two most recent fiscal years ended June 30, 1995 and 1994 and the subsequent interim period, there have been no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     Coopers & Lybrand Report of Independent Accountants on the consolidated financial statements for the two most recent fiscal years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an uncertainty paragraph that stated that such financial statements "have been prepared assuming that the [Registrant] will continue as a going concern." The report further stated that "the [Registrant] has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern," and that such financial statements "do not include any adjustment that might result from the outcome of this uncertainty."

     The Registrant has requested that Coopers & Lybrand furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Coopers & Lybrand's letter to the SEC, dated July 25, 1996 is filed as
Exhibit 10.01 to this Form 8-K.






















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     (a) Exhibits.

NO.                      Description


10.1 Letter From Coopers & Lybrand L.L.P. to the Securities and Exchange Commission dated July 25, 1996.














































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                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HADRON, INC.




Date:  July 25, 1996          By:/S/  C.W. Gilluly
                              ___________________________________
                                 C.W. Gilluly
                                 Chairman
                                   and Chief Executive Officer



































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